UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

Commission File Number: 333-276531

GRANITESHARES PLATINUM TRUST

(Exact name of registrant as specified in its charter)

New York	82-6644954
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

c/o GraniteShares Inc

250 Broadway, 24th floor

New York, New York 10007

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(646) 876-5096

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares	PLTM	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2026, Benoit Autier will step down as the Chief Accounting Officer of GraniteShares LLC (the “Sponsor”), the Sponsor of GraniteShares Platinum Trust (the “Trust”). On the same date, the Sponsor appointed Brandon Dall’Acqua to serve as the Sponsor’s new Chief Accounting Officer, with immediate effect. Mr. Autier’s departure does not arise from any disagreement on any matter relating to the operations, policies or practices of the Trust.

Mr. Dall’Acqua, age 42, joined GraniteShares on January 31, 2025, as the Chief Financial Officer. Prior to that, Mr. Dall’Acqua was VP of Finance at Tidal Financial Group. Mr. Dall’Acqua earned his Bachelors degree from Northeastern University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 14, 2026	/s/ William Rhind
William Rhind*
Chief Executive Officer and Chief Financial Officer

*The Registrant is a trust and Mr. Rhind is signing in his capacity as an officer of GraniteShares LLC, the Sponsor of the Registrant.